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                                                                      Exhibit 16

                         COMPUTATION OF PERFORMANCE DATA
                       SET FORTH UNDER "YIELD INFORMATION"
                          IN THE PROSPECTUS (Unaudited)


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

Annualized Yield Computation

December 29, 1995 Unit Value                                (A)   22.02979638
less December 22, 1995 Unit Value                           (B)   22.01289355
                                                                  -----------
                                                                    .01690283

Base Period Return = (A minus B)                                    .01690283
Divided by December 22, 1995 Unit Value              Divided By   22.01289355
                                                                  -----------
                                                              =     .00076786

Annualized Yield = (Base Period Return)
                    x 365/7                               (.00076786) x 365/7
                                                              =         4.00%

Effective Yield Computation

December 29, 1995 Unit Value                                (A)   22.02979638
less December 22, 1995 Unit Value                           (B)   22.01289355
                                                                  -----------
                                                                    .01690283

Base Period Return = (A minus B)                                    .01690283
Divided by December 22, 1995 Unit Value              Divided By   22.01289355
                                                                  -----------
                                                              =     .00076786

Effective Yield = (1 + Base Period Return) (365/7)
                        - 1                        (1 + .00076786)(365/7) - 1
                                                                        4.08%
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